Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-146737 and 333-150450 and 333-150451 on Form S-8 of our report dated February 10, 2009, relating to the financial statements of Bio Solutions Manufacturing, Inc., which appear in this Annual Report on Form 10-KSB of Bio Solutions Manufacturing, Inc. for the fiscal year ended October 31, 2008.

/s/ Sherb & Co., LLP

Sherb & Co., LLP
New York, New York

February 12, 2009